SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2006

VCampus Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21421	54-1290319
(Commission File Number)	(IRS Employer ID Number)

1850 Centennial Park Drive, Suite 200, Reston, Virginia 20191
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (703) 893-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to Subscription Agreements entered into between VCampus Corporation and two accredited investors on March 23, 2006, VCampus completed a $2.3 million private placement of preferred stock and warrants.  Copies of the form of subscription agreement and related financing documents are filed as exhibits with this report and are incorporated herein by reference.  See the disclosures in Item 3.02 of this report for a description of the material terms and conditions of the Subscription Agreements and the related financing documents, which disclosures are incorporated by reference into this Item 1.01.

Item 2.02.  Results of Operations and Financial Condition.

On March 23, 2006, VCampus Corporation issued a press release reporting audited financial results for the fourth quarter and year ended December 31, 2005.  A copy of this press release is attached.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 3.02  Unregistered Sales of Equity Securities.

On March 23, 2006, VCampus Corporation completed a $2.3 million private equity placement through an offering of a newly-created class of Series B-1 Preferred Stock, together with warrants, to two accredited investors.  VCampus sold a total of 2,300 shares of its Series B-1 Preferred Stock at $1,000 per share for total gross proceeds of $2.3 million.  Under the terms of this financing, VCampus also issued warrants to purchase 1.0 million shares of common stock at an exercise price per share equal to the then applicable conversion price of the Series B-1 Preferred Stock.  The warrants are first exercisable commencing four years from their issuance date.  The shares of Series B-1 Preferred Stock are convertible, at the option of their holders after three years, into common stock based on a formula that yields a discount of between 10% and 37.5% to the last closing bid price of the common stock prior to the date of conversion, subject to a conversion price floor of $1.64 per share.  The shares of Series B-1 Preferred Stock are entitled to receive dividends paid quarterly equal to the greater of:  (a) an annual rate of 16%, or (b) 6% of the net sales proceeds derived from two courses to be mutually agreed upon by the parties.  The shares of Series B-1 Preferred Stock are non-voting and carry a liquidation preference equal to 150% of the original purchase price.

VCampus agreed to register the resale of shares of its common stock issuable to the investors upon conversion of the preferred stock and exercise of the warrants issued in the private placement.

The securities sold in this financing have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing descriptions of the terms relating to the issuance and sale of VCampus’ Series B-1 Preferred Stock and the related warrants are not complete and are qualified in their entirety by reference to the form of Subscription Agreement, form of Warrant, the Registration Rights Agreement and the Certificate of Designation of the Series B-1 Convertible Preferred Stock, copies of which were filed as exhibits with VCampus’ Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC on March 23, 2006, which exhibits are incorporated herein by reference.

Item 5.03  Amendments to Certificate of Incorporation.

On March 20, 2006, VCampus filed a Certificate of Designations with the Delaware Secretary of State, amending its Certificate of Incorporation to create a new class of Series B-1 Convertible Preferred Stock.  See the disclosure in Item 3.02 of this report for a description of the terms of the Series B-1 Convertible Preferred Stock created by the amendment, which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.110 *	Certificate of Designations of the Series B-1 Convertible Preferred Stock
10.111 *	Form of Subscription Agreement for the Series B-1 Preferred Stock financing
10.112 *	Registration Rights Agreement for Series B-1 Preferred Stock financing
10.113 *	Form of Warrant for Series B-1 Preferred Stock financing
99.1	Press release dated March 23, 2006

*  Incorporated by reference to the identically numbered exhibit to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VCAMPUS CORPORATION

Date: March 24, 2006
/s/ Christopher L. Nelson
Christopher L. Nelson
Chief Financial Officer